UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2023

Electriq Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39948	85-3310839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 North Flagler Drive, Suite 1003 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 462-2883

Delaware	001-39948	85-3310839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TLG Acquisition One Corp.

515 North Flagler Drive, Suite 520

West Palm Beach, FL 33401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ELIQ	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $6.57 per share	ELIQ WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On August 1, 2023, Electriq Power Holdings, Inc. (formerly known as TLG Acquisition One Corp.) (prior to consummation of the Business Combination (as defined below), “TLG,” and after consummation of the Business Combination, the “Company”), announced that the business combination between TLG and Electriq Power, Inc. (“Electriq”), a Delaware corporation (the “Business Combination”), was completed on July 31, 2023 pursuant to that certain Agreement and Plan of Merger, dated November 13, 2023 (as amended by the First Amendment to Merger Agreement dated December 23, 2022, the Second Amendment to Merger Agreement dated March 22, 2023, and the Third Amendment to Merger Agreement dated June 8, 2023), among the Company, Eagle Merger Corp., a Delaware corporation and wholly-owned subsidiary of TLG, and Electriq. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information referenced under this Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth under this Item 7.01 in this Current Report on Form 8-K (including Exhibit 99.1) shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In connection with TLG’s special meeting of stockholders in lieu of the 2023 annual meeting of stockholders held to, among other things, approve the Business Combination, holders of TLG’s Class A common stock, par value $0.0001 per share (prior to consummation of the Business Combination, “TLG common stock” and after consummation of the Business Combination, “New Electriq common stock”), had the right to elect to redeem all or a portion of their TLG common stock for a per share price calculated in accordance with Amended and Restated Certificate of Incorporation of TLG. As previously disclosed on July 26, 2023, holders of approximately 97.3% or 7,736,608 shares of TLG common stock had validly elected to redeem their shares of TLG common stock for a pro rata portion of the trust account holding the proceeds from TLG’s initial public offering and the sale of private placement warrants, or approximately $10.63 per share and $82.2 million in the aggregate as of July 25, 2023.

As previously disclosed, on July 23, 2023, TLG and Electriq entered into an agreement (the “Forward Purchase Agreement”) with (i) Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO collectively referred to as “Seller”) for an OTC Equity Prepaid Forward Transaction. Pursuant to the terms of the Forward Purchase Agreement, the Seller purchased 3,534,492 shares of TLG common stock from third parties through a broker in the open market (“Recycled Shares”). On July 31, 2023, 251,194 additional shares of New Electriq common stock were issued to Seller pursuant to the terms of the FPA Funding Amount PIPE Subscription Agreement entered into in connection with the closing of the Business Combination (the “Closing”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms the Forward Purchase Agreement.

The Forward Purchase Agreement provides that $3,000,000 (the “Prepayment Shortfall”) will be paid by Seller to TLG not later than one local business day following the Closing (which amount shall be netted from the Prepayment Amount). Seller in its sole discretion may sell Shares at any time following the Trade Date at prices (i) at or above $6.67 during the first six months following the Closing and (ii) at any sales price thereafter, without payment by Seller of any Early Termination Obligation until the earlier of such time as the proceeds from the such sales equal 100% of the Prepayment Shortfall (such sales, “Shortfall Sales,” such Shares, “Shortfall Sale Shares,”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions herein applicable to Terminated Shares, when an OET Notice (as defined below) is delivered under the Forward Purchase Agreement, in each case the delivery of such notice in the sole discretion of the Seller.

The Forward Purchase Agreement provides that Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (x) the product of (i) the Number of Shares as set forth in a Pricing Date Notice and (ii) the redemption price per share as defined in Section 9.2(a) of the Amended and Restated Certificate of Incorporation of TLG in effect prior to consummation of the Business Combination, as amended, less (y) the Prepayment Shortfall.

TLG paid to Seller separately the Prepayment Amount required under the Forward Purchase Agreement directly from TLG’s Trust Account maintained by Continental Stock Transfer and Trust Company that held the net proceeds of the sale of the units in TLG’s initial public offering and the sale of private placement warrants (the “Trust Account”), except that to the extent the Prepayment Amount payable to Seller is to be paid from the purchase of Additional Shares by Seller pursuant to the terms of its FPA Funding Amount PIPE Subscription Agreement, such amount will be netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of Shares for its Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

Seller agreed to waive any redemption rights that it had under TLG’s Amended and Restated Certificate of Incorporation with respect to any TLG common stock purchased through the FPA Funding Amount PIPE Subscription Agreement and any Recycled Shares in connection with the Business Combination, that would require redemption by TLG of the shares of TLG common stock. Such waiver may have reduced the number of shares of TLG common stock redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Exchange Act.

The foregoing description of the Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by references to the full text of the Forward Purchase Agreement, which we filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2023 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIQ POWER HOLDINGS, INC.

Dated: August 1, 2023

	By:	/s/ Frank Magnotti
	Name:	Frank Magnotti
	Title:	Chief Executive Officer